SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 13, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

         000-27119                                    22-2436721
   (Commission File No.)                 (IRS Employer Identification Number)

                               1345 Campus Parkway
                         Wall Township, New Jersey 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 Not Applicable
                 (Former Address, if changed since last Report)

ITEM 5.  OTHER EVENTS

      We issued a press release today announcing that due to the previously announced seizure from us on November 22, 2002 by the Federal Bureau of Investigation of certain documents and information, we will be delayed in completing and filing our Annual Report on Form 10-K for the year ended October 31, 2002 with the Securities and Exchange Commission. We have now received copies of the documents and information that was seized and we expect to be able to complete our Annual Report in early March, 2003. A copy of the press release is attached as an exhibit.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     99.1 Press Release dated February 13, 2003.

      Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDI-HUT CO. INC.

DATE:  February 13, 2003                  By:   /s/Joseph A. Sanpietro
                                              ----------------------------------
                                                   Joseph A. Sanpietro
                                                   President, CEO and Director

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